Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Debbie Nalchajian-Cohen
(559) 222-1322 or (559) 281-1312 cell
Robert Flautt, Folsom Lake Bank
(916) 235-4570

CENTRAL VALLEY COMMUNITY BANCORP
TO ACQUIRE FOLSOM LAKE BANK

FRESNO and SACRAMENTO, CALIFORNIA…April 27, 2017… Central Valley Community Bancorp (Company), together with its wholly owned subsidiary, Central Valley Community Bank (Bank) (NASDAQ: CVCY), a bank holding company headquartered in Fresno, California, and Folsom Lake Bank (OTCQB:FOLB), headquartered in Folsom, California, jointly announced today that a definitive merger agreement has been signed by both parties. Under the terms of the agreement, Folsom Lake Bank, with three full-service branches located in Folsom, Rancho Cordova, and Roseville, will merge with Central Valley Community Bank. The transaction is subject to customary closing conditions, including regulatory approvals and Folsom Lake Bank shareholder approval. The Central Valley Community Bancorp and Folsom Lake Bank Boards of Directors have unanimously approved the transaction, which is expected to close in the fourth quarter of 2017.
As more fully described in the definitive merger agreement, and the investor presentation which is attached, Central Valley Community Bancorp will acquire Folsom Lake Bank in a stock merger in which the Folsom Lake Bank shareholders will be entitled to receive 0.80 shares of Central Valley Community Bancorp stock per Folsom Lake Bank share. Central Valley Community Bancorp will assume the stock option plan and outstanding stock options of Folsom Lake Bank as part of the transaction. Based on the closing price of Central Valley Community Bancorp on April 27, 2017, the fully diluted transaction consideration is $33.6 million, or $18.74 per Folsom Lake Bank common share. However, the deal value will fluctuate with changes in Central Valley Community Bancorp’s stock price through the closing date. Central Valley Community Bancorp expects the transaction will be 1.8%

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dilutive to tangible book value per share initially resulting in tangible book value earnback of less than 2.5 years, 3% accretive to earnings per share in 2018 and an IRR greater than 15%.
The Central Valley Community Bancorp Board of Directors and the Central Valley Community Bank Executive Management team, led by James M. Ford, President and CEO, will continue to lead the combined team of professional bankers. Robert Flautt, President, Chief Executive Officer and Director of Folsom Lake Bank, will join Central Valley Community Bank through a transition period.
This merger with Folsom Lake Bank will become the fifth acquisition for Central Valley Community Bancorp, which acquired Sierra Vista Bank on October 1, 2016; Visalia Community Bank on July 1, 2013; Service 1st Bancorp and its subsidiary Service 1st Bank on November 12, 2008; and Bank of Madera County on January 1, 2005.
As of March 31, 2017, on a pro forma consolidated basis with Folsom Lake Bank, Central Valley Community Bancorp would have had approximately $1.7 billion in total assets. Existing Central Valley Community Bancorp shareholders will own approximately 90.5% of the outstanding shares following the merger and Folsom Lake Bank shareholders are expected to own approximately 9.5%.
The directors and certain executives of Folsom Lake Bank have entered into agreements pursuant to which they have committed to vote their shares of Folsom Lake Bank in favor of the acquisition.
“For nearly four decades, Central Valley Community Bank has grown profitably and sensibly, building a highly attractive franchise in Central California’s San Joaquin Valley and Greater Sacramento Region. Folsom Lake Bank’s like-minded business model and Greater Sacramento presence in Folsom, Rancho Cordova and Roseville presents a timely opportunity to further our northern California growth potential, providing strength and size to meet the shared service needs of customers; provide professional growth opportunities for employees; and offer greater earnings power for shareholders,” stated James M. Ford, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank.
“We expect that there will be abundant opportunity for businesses, customers, employees, and the community by uniting our two great banks,” concluded Ford.
“Folsom Lake Bank was founded in 2007 and opened for business on April 3, 2007 with the commitment to provide the communities surrounding Folsom Lake with a true independent bank for its small businesses and residents. It is with great pleasure that we merge with Central Valley Community Bank, as their community banking roots, financial industry leadership, stability, and respected culture of

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professional bankers are committed to the same shared values of customer advocacy and service to the community,” stated Robert Flautt, President, CEO and Director of Folsom Lake Bank.
“This partnership brings value to the shareholders of both banks, and as a combined organization, customers will benefit by higher lending limits, expanded product offerings, and a significantly larger branch network that spans to the southern end of the San Joaquin Valley,” concluded Flautt.
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol
CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank operates 22 full-service offices throughout California’s San Joaquin Valley and Greater Sacramento Region. Additionally, the Bank maintains Commercial Real Estate, Agribusiness and SBA Lending Departments. Central Valley Investment Services are provided by Investment Centers of America, Inc.
Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Lead Independent Director), Edwin S. Darden, Jr., F. T. “Tommy” Elliott, IV, James M. Ford, Gary D. Gall, Steven D. McDonald, Louis McMurray and William S. Smittcamp. Sidney B. Cox is Director Emeritus. More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter and Facebook.
Folsom Lake Bank, headquartered in Folsom, California, reported assets of $202.7 million as of March 31, 2017. Folsom Lake Bank, founded in 2007, operates three full-service branch offices in Folsom, Rancho Cordova, and Roseville. Additional information about Folsom Lake Bank can be found at www.folsomlakebank.com.
Central Valley Community Bancorp received advisory services and a fairness opinion from Keefe, Bruyette & Woods, and James Dyer, from Buchalter, a professional corporation served as legal advisor. Folsom Lake Bank received advisory services and a fairness opinion from Sandler O’Neill + Partners, L.P., and its legal counsel was Keith Holmes of King, Holmes, Paterno & Soriano, LLP.
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Forward-looking Statements - Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties. Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; (7) the expected cost savings, synergies and other financial benefits for the acquisition might not be realized within the expected time frames or at all; (8) governmental approval of the acquisition may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approval of the acquisition; (9) conditions to the closing of the acquisition may not be satisfied, (10) the shareholders of Folsom Lake Bank may fail to approve the consummation of the acquisition, and (11) the other risks set forth in the Company’s reports filed with the

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Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2016. Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

Central Valley Community Bancorp will undertake no obligation to revise or publicly release any revision or update to the forward looking statements to reflect events or circumstances that occur after the date on which statements were made.

Central Valley Community Bancorp will file a registration statement with the SEC, including a proxy statement/prospectus and other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. After it is filed with the SEC, the proxy statement/prospectus will be available for free, both on the SEC website (http://www.sec.gov) and from Central Valley Community Bancorp and Folsom Lake Bank.